Exhibit 99.1

TELOMIR PHARMACEUTICALS, INC.

AUDIT COMMITTEE CHARTER

The Board of Directors (the “Board”) of Telomir Pharmaceuticals, Inc. (the “Company”) has established a standing Audit Committee (the “Committee”) pursuant to Section 607.0825 of the Florida Business Corporation Act (“FBCA”) and for the purposes described in this charter of the Committee (the “Committee Charter”).

I.	Purpose of the Committee

The purpose of the Committee is to assist the Board in its oversight and monitoring of:

●	the integrity of the Company’s financial statements and other financial information provided by the Company to its shareholders;

●	the Company’s system of internal control over financing reporting;

●	the Company’s compliance with legal and regulatory requirements;

●	the independent registered public accountants (the “Auditors”), including their independence and qualifications; and

●	the performance of the Company’s internal audit function and the Auditors.

The Committee shall also prepare the audit committee report for inclusion in the Company’s annual proxy statement as required by the applicable rules and regulations of the United States Securities and Exchange Commission (the “SEC”). In the course of fulfilling its purpose, the Committee may maintain free and open communication between the Board, the Company’s Auditors and the financial management of the Company. In addition, the Committee shall promote with the Company’s management, an environment of high integrity and control consciousness.

II.	Organization

Members of the Committee shall be appointed by the Board. The Committee shall consist of at least three members of the Board, each of whom shall be independent in accordance with the requirements of Rule 10A-3 of the Securities Exchange Act of 1934 and the rules of the Nasdaq Stock Exchange, and otherwise meet the qualifications set forth herein.

All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement. At least one member of the Committee shall have accounting or related financial management expertise or be considered an “audit committee financial expert” as defined in Item 407 of Regulation S-K.

The chair of the Committee (the “Chair”) shall be designated by the full Board or, if it does not do so, the Committee members shall elect a Chair by vote of a majority of the full Committee. No member of the Committee may serve simultaneously on the audit committee of more than two other public companies. The members of the Committee shall serve until their successors are appointed and qualified, or until such member’s earlier resignation or removal. The Board may remove any member from the Committee at any time with or without cause.

The Committee may form and delegate authority to subcommittees when appropriate, as permitted by the charter and bylaws of the Company and consistent with the FBCA. The Committee shall have the authority to engage independent counsel and other advisors, as the Committee deems necessary to carry out its duties. The Committee shall determine and receive appropriate funding from the Company for payment of compensation to any independent counsel or other advisors engaged by the Committee and ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

III.	Structure and Meetings

The Chair will preside at each meeting, and in consultation with the other members of the Committee, will set the frequency and length of each meeting and the agenda of items to be addressed at each meeting; provided, that the Committee shall meet no less frequently than quarterly. If a Chair is not designated or present, the members of the Committee may designate a chair of the meeting by majority vote of the Committee membership. To the extent beneficial to the Committee, the Chair, or in such person’s absence the chair of the meeting, may circulate an agenda for each meeting in advance of the meeting.

The Committee should meet privately in executive session at least annually with management, the Auditors, and as a committee to discuss any matters that the Committee or any of these groups believe should be discussed. In addition, the Committee, or at least its Chair, should communicate with management and the Auditors quarterly to review the Company’s financial statements and significant findings based upon the Auditors’ limited review procedures.

A majority of the members of the Committee shall constitute a quorum for the transaction of business. The Committee may act only upon the approval of a majority of its members. The action of the Committee at a meeting at which a quorum is present shall be the act of the Committee. The Committee may act in writing by the unanimous consent of its members.

IV.	Duties and Responsibilities

In carrying out its purpose, the Committee shall maintain the flexibility to react to changing conditions and may adopt such policies and procedures as it shall deem appropriate to fulfill its oversight and monitoring responsibilities. The Committee shall also undertake such other tasks as may be delegated to it, from time-to-time, by the Board. Specific duties and responsibilities of the Committee are as follows:

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Financial Statements

1.	Review and discuss with management and the Auditors:

●	the Company’s annual audited financial statements and quarterly unaudited financial statements, including Management’s Discussion and Analysis of Financial Condition and Results of Operations. This review must be prior to filing of the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, respectively with the SEC;

●	the Auditors’ audit of the annual financial statements and their report thereon;

●	the accompanying management letter and any reports with respect to interim periods;

●	any material changes to the Company’s accounting principles and practices used in preparing the financial statements to be filed with the SEC;

●	any significant changes required in the Auditors’ audit plan;

●	any difficulties or disputes with management encountered during the course of the audit; and

●	other matters related to the conduct of the audit that are to be communicated to the Committee under the auditing standards of the Public Company Accounting Oversight Board (the “PCAOB”).

2.	Review and discuss the Company’s earnings press releases, including the use of non-GAAP financial measures, prior to public disclosure.

3.	Discuss with the Auditors the financial statements and audit findings, including any significant adjustments, management judgements and accounting estimates, significant new accounting policies and disagreements with management and any other matters required to be discussed by the rules and regulations of the PCAOB and SEC.

4.	Review disclosures made by the Chief Executive Officer (“CEO”) and the Chief Financial Officer (“CFO”) regarding significant deficiencies or material weaknesses in the design or operation of the Company’s internal controls over financial reporting that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and any fraud that involves management or other employees that have a significant role in the Company’s internal control over financial reporting. The Committee shall also review disclosures made by the CEO and CFO regarding the effectiveness of the Company’s disclosure controls and procedures.

Independent Auditors

5.	Have the sole authority and responsibility to appoint, determine the compensation of, retain, and oversee the work of the Auditors (including resolution of disagreements between management and the Auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The Committee shall also have the sole authority to propose and approve the discharge of the Auditors when circumstances warrant. The Auditors shall report directly to the Committee.

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6.	Pre-approve all audit and permissible non-audit services to be provided to the Company by the Auditors. The Committee shall have the sole authority to approve the hiring and firing of the Auditors and all fees and terms of audit and non-audit engagements with the Auditors, in each case as may be permissible and compatible with the Auditors independence.

7.	Review annually the independence and performance of the Auditors.

8.	Review and discuss with the Auditors all significant relationships that could impair the Auditors’ independence including, but not limited to, review of the Auditors’ formal written statement delineating all relationships between the Auditors and the Company.

9.	Review the Auditors’ audit plan, and discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

10.	Review with the Auditors and management the opinion to be issued by the Auditors on the financial statements and the disclosures to be included in the Company’s annual report on Form 10-K.

11.	Review with the Auditors and management the quarterly financial statements to be included in the Company’s quarterly report on Form 10-Q.

12.	Prior to releasing the year-end earnings, discuss the results of the audit with the Auditors.

13.	Consider the Auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting and discuss with the Auditors the scope of their annual audit and key risk areas.

14.	Obtain and review, at least annually, a report by the Auditors describing the Auditors’ internal quality-control procedures and any material issues raised by the most recent internal quality-control review, peer review, PCAOB review, or any other investigation by governmental or professional authorities.

15.	Review and approve the Company’s hiring of employees of the Auditors who were engaged on the Company’s account.

Internal Audit

16.	Review the appointment and replacement of the senior internal auditing employee.

17.	Appoint, determine the compensation, evaluate the scope, and oversee the work of any consultants or accountants retained for internal auditing purposes.

18.	Review the significant reports to management prepared by the internal auditing department (including reports of any consultants or accountants retained for internal auditing purposes) and management’s responses.

19.	Review the audit plan, scope of work, progress, and results of the internal auditing department.

20.	Discuss with the Auditors and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

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Information Technology and Cybersecurity

21.	Provide oversight of policies, procedures, plans, and execution intended to provide security, confidentiality, availability, and integrity of the Company’s information.

22.	Oversee the quality and effectiveness of the Company’s policies and procedures with respect to its information technology systems, including privacy, network security and data security.

23.	Review and provide oversight on the policies and procedures of the Company in preparation for responding to any material incidents.

24.	Periodically review with management the Company’s disaster recovery capabilities.

25.	Oversee the Company’s management of risks related to its information technology systems and processes, including privacy, network security and data security, and any internal audits of such systems and processes.

26.	Periodically review risk assessments from management with respect to cybersecurity, including the adequacy and effectiveness of the Company’s internal controls regarding cybersecurity, emerging cybersecurity developments and trends, and the Company’s strategy to mitigate cybersecurity risks.

27.	Oversee the Company’s information technology senior management team relating to budgetary priorities based, in part, on assessing risk associated with various perceived threats.

28.	Review the Company’s information technology strategy or programs relating to new technologies, applications, and systems.

29.	Perform such other functions as may be necessary or appropriate in the efficient and lawful discharge of the foregoing.

Complaints

30.	Establish and monitor procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. The Committee shall review and take such action, as they deem necessary or appropriate, with respect to complaints or concerns received from employees or others on accounting, internal accounting controls or auditing matters.

Reporting Matters

31.	Annually prepare a report to shareholders of the Company as required by the SEC. The report should be included in the Company’s annual proxy statement on Schedule 14A.

32.	Maintain minutes of meetings, ensuring that the minutes document all significant issues that have been discussed during the meetings with the Auditors, management and legal counsel, and all decisions made by the audit committee outside of their formal meetings, such as approval of the Auditors’ fees or approval of non-audit services.

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Reports by Attorneys

33.	Review, make appropriate investigations and responses, and take such other actions, as the Committee deems necessary or appropriate and in compliance with applicable laws and regulations, with respect to any reports from any attorneys of evidence of a material violation of securities law or breach of fiduciary duty or similar violation by the Company or any of its agents. Additionally, the Committee shall review periodically with the Company’s outside securities counsel those legal and regulatory matters that may have a material impact on the Company’s financial statements or otherwise materially affect compliance policies and programs in the Committee’s areas of responsibility.

Related Party Transactions

34.	Approve, if the duty is not delegated to a comparable body of the Board, all material related party transactions, which refers to transactions required to be disclosed under Item 404 of Regulation S-K of the Exchange Act.

General Duties

35.	Work with the Nominating & Governance Committee to perform an annual self-assessment of the performance of the Committee.

36.	Review this Charter at least annually and thereafter report any recommended modifications thereto to the Board for consideration and, if appropriate, adoption thereof.

37.	Review with the Company’s CEO on a periodic basis the status of any material pending orders, significant changes in current projects, and any other matters that could significantly affect the Company’s financial status.

38.	Perform any other activities consistent with this Committee Charter, the Company’s by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

V.	Disclosure of Committee Charter

This Committee Charter will be made available on the Company’s website.

Approved by the Telomir Pharmaceuticals, Inc. Board of Directors on December 8, 2023.

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